Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612-977-5172

Heide.Erickson@capella.edu

Media Contact:

Irene Silber

Capella Education Company

612-977-4132

Irene.Silber@capella.edu

CAPELLA EDUCATION COMPANY REPORTS

FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Capella’s Annual Revenue up 26 Percent; Enrollment up 24 Percent;

Operating Margin up 330 Basis Points

MINNEAPOLIS, Feb. 14, 2008—Capella Education Company (NASDAQ: CPLA), a provider of exclusively online post-secondary education through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended Dec. 31, 2007.

“We achieved strong enrollment and revenue growth, as well as operating leverage in 2007, demonstrating effective execution on sound strategies and continued momentum,” said Stephen Shank, chairman and chief executive officer of Capella Education Company. “These results reflect the excellent performance of our talented team of Capella faculty and staff, and a solid alignment with the needs of our learners.”

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Capella Education Company Reports Fourth Quarter and Full-Year 2007 Results

For the fiscal year ended Dec. 31, 2007:

•	Revenues for the year increased 25.8 percent to $226.2 million, compared to $179.9 million in 2006.

•	Total active enrollment increased by 24.1 percent to 22,316 learners.

•	New enrollment grew 22.0 percent in 2007.

•	Operating income in fiscal year 2007 was $30.0 million, compared to $17.8 million in 2006. The operating margin in 2007 was 13.2 percent, compared to 9.9 percent in 2006.

•	The tax rate for 2007 was 34.6 percent compared to 39.9 percent in 2006.

•	Net income for fiscal 2007 was $22.8 million, an increase of 69.9 percent, compared to $13.4 million in 2006.

•	Diluted net income per share was $1.33, compared to $1.06 in 2006.

“The growth in revenue, the leverage of our infrastructure, and our continued focus on process improvement drove the significant increase in our operating margin,” said Lois Martin, the company’s chief financial officer. “At the same time, we made significant investments in our infrastructure, new product development and brand differentiation.”

For the three months ended Dec. 31, 2007:

•	Revenues increased 26.4 percent to $64.0 million, compared to $50.6 million in the fourth quarter of 2006.

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Operating income in the fourth quarter of 2007 was $12.7 million, compared to $7.7 million for the same period in 2006. The operating margin in the fourth quarter 2007 was 19.8 percent, compared to 15.2 percent for the same period in 2006.

•	Net income for the fourth quarter of 2007 was $9.1 million, compared to $5.7 million for the same period in 2006, an increase of 60.3 percent.

•	Diluted net income per share was $0.51, compared to $0.39 for the same period in 2006.

Balance Sheet and Cash Flow

As of Dec. 31, 2007, the Company had cash and marketable securities of $143.8 million and no debt, compared to $87.7 million in cash and marketable securities and $12.0 thousand in debt at the end of 2006. The Company generated $37.2 million in cash from operating activities in fiscal year 2007 compared to $28.9 million in 2006. Capital expenditures on a cash basis were $16.1 million in 2007 compared to $15.4 million in 2006. The increase in capital expenditures is primarily related to the Company’s investment in a new ERP system, which is scheduled for completion in 2008. Depreciation and amortization was $9.8 million for fiscal year 2007, compared to $8.2 million for fiscal year 2006.

For the fourth quarter 2007 capital expenditures on a cash basis were $2.0 million and $4.2 million during the same period of 2006. Depreciation and amortization was $2.5 million for the fourth quarter of 2007, compared to $2.1 million for the fourth quarter 2006.

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Capella Education Company Reports Fourth Quarter and Full-Year 2007 Results

First Quarter 2008 Outlook

For the first quarter ending March 31, 2008, enrollment is expected to grow by 21 to 22 percent and revenue by 22 to 23 percent compared to the first quarter of 2007. The operating margin is anticipated to be approximately 10.0 to 11.0 percent of total revenue for the first quarter of 2008.

2008 Annual Outlook

For fiscal year 2008 we expect revenue and average quarterly enrollment growth of 20 to 22 percent from fiscal 2007. Operating margins are expected to be approximately 14 to 15 percent of revenue. The annual tax rate is anticipated to be approximately 36 percent. Capital expenditures are projected to be 6 to 7 percent of revenue.

“We are undergoing significant process re-engineering resulting from the implementation of our two largest ERP modules in October 2007 and January 2008. As with previous implementations, we anticipate and plan for initial inefficiencies, including the inevitable employee learning curve associated with major systems implementations such as this,” said Shank.

“Even with these short-term inefficiencies and investments in risk mitigation strategies, our financial expectations for 2008 are at the high end of our three- to five-year financial goals,” said Shank. “Capella has a fundamentally differentiated business, a clear vision, and strong strategies in place, which have delivered excellent results in 2007 and provide a strong platform for future growth.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; regional accreditation standards and state and regional regulatory requirements; changes in funding for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities,

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Capella Education Company Reports Fourth Quarter and Full-Year 2007 Results

including issuance of the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies; maintaining and expanding existing commercial relationships with employers and developing new such relationships; our failure to keep up with advances in technology important to the online learner experience; our ability to manage growth effectively; the continued successful implementation of our Enterprise Resource Planning system; unforeseen changes in student enrollment or our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our Form 10-K and our subsequent Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its fourth quarter and full year 2007 results and 2008 outlook during a conference call scheduled today, Feb. 14, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866-288-0543 (domestic) or 913-312-0376 (international) at 8:50 a.m. (ET). The Webcast will be available on the Capella Education Company Web site at www.capellaeducation.com.

A replay of the call will be available starting on Feb. 14, 2008, through Feb. 20, 2008, at 888-203-1112 (domestic) or 719-457-0820 (international), passcode 1522443. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company (NASDAQ: CPLA) is a national leader in online education and parent company of Capella University, a regionally accredited*, online university. Capella University offers graduate degree programs in business, information technology, education, human services, psychology, public health, and public safety, and bachelor’s degree programs in business, information technology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 19 graduate and undergraduate degree programs with 104 specializations and more than 950 courses. More than 22,000 learners were enrolled as of Dec. 31, 2007. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

*	Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1-888-CAPELLA (227-3552), www.capella.edu.

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Capella Education Company Reports Fourth Quarter and Full-Year 2007 Results

CAPELLA EDUCATION COMPANY

Unaudited Consolidated Balance Sheets

	As of December 31,
	2007	2006
	(In thousands, except par value)
ASSETS
Current assets:
Cash and cash equivalents	$40,939	$22,491
Marketable securities	102,828	65,170
Accounts receivable, net of allowance of $951 in 2007 and $1,119 in 2006	7,557	7,401
Prepaid expenses and other current assets	12,593	3,703
Deferred income taxes	1,896	1,800

Total current assets	165,813	100,565
Property and equipment, net	34,462	28,749

Total assets	$200,275	$129,314

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,089	$5,113
Accrued liabilities	23,826	18,598
Income taxes payable	—	214
Deferred revenue	6,476	7,488
Current portion of capital lease obligations	—	5

Total current liabilities	36,391	31,418
Deferred rent	1,167	1,813
Capital lease obligations	—	7
Other liabilities	335	—
Deferred income taxes	5,508	2,331

Total liabilities	43,401	35,569
Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000
Issued and outstanding shares — 17,363 in 2007 and 16,002 in 2006	173	160
Additional paid-in capital	196,643	156,513
Accumulated other comprehensive income (loss)	195	(7)
Retained earnings (accumulated deficit)	(40,137)	(62,921)

Total shareholders’ equity	156,874	93,745

Total liabilities and shareholders’ equity	$200,275	$129,314

Capella Education Company Reports Fourth Quarter and Full-Year 2007 Results

CAPELLA EDUCATION COMPANY

Unaudited Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(In thousands, except per share amounts)
Revenues	$63,964	$50,603	$226,236	$179,881
Costs and expenses:
Instructional costs and services	27,260	22,154	100,129	83,627
Marketing and promotional	17,026	14,106	69,779	56,646
General and administrative	7,014	6,650	26,378	21,765

Total costs and expenses	51,300	42,910	196,286	162,038

Operating income	12,664	7,693	29,950	17,843
Other income, net	1,426	1,378	4,903	4,472

Income before income taxes	14,090	9,071	34,853	22,315
Income tax expense	4,995	3,398	12,069	8,904

Net income	$9,095	$5,673	$22,784	$13,411

Net income per common share:
Basic	$0.53	$0.40	$1.39	$1.09

Diluted	$0.51	$0.39	$1.33	$1.06

Weighted average number of common shares outstanding:
Basic	17,297	14,118	16,396	12,271

Diluted	17,976	14,556	17,141	12,629

Capella Education Company Reports Fourth Quarter and Full-Year 2007 Results

CAPELLA EDUCATION COMPANY

Unaudited Other Information

(In thousands, except enrollment amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Depreciation and amortization	$2,495	$2,149	$9,772	$8,195
Net cash flow provided by operating activities	9,434	10,441	37,179	28,901
Capital expenditures	1,991	4,222	16,061	15,354

	December 31,
Enrollment by Degree(a):	2007	2006	% Change
Doctoral	8,542	7,473	14.3%
Master’s	10,032	7,685	30.5%
Bachelor’s	3,595	2,729	31.7%
Other	147	89	65.2%

Total	22,316	17,976	24.1%

(a)	Enrollment as of December 31, 2007 and 2006 is the enrollment as of the last day of classes for the quarter ended December 31, 2007 and 2006, respectively.